Exhibit 2.8    Share Sale and Purchase Agreement relating to
               Systeam SpA, dated February 17, 2000, by and between Systeam SpA and Ci4net.com, Inc.



  Dated 17 February 2000


$US1,000,000

FACILITY AGREEMENT



SYSTEAM SpA

as borrower



                         CI4Net.com Inc
                           as lender

                   McFadden Pilkington & Ward
                    City Tower - Level Four
                      40 Basinghall Street
                        London EC2V 5DE




       THIS AGREEMENT is made on the 17' of February 2000
       BETWEEN

(1)       SYSTEAM SPA whose registered office is at Viale Eroi di
Cefalonia n. 37, 00128 Rome (the "Borrower"); and

(2)    C14NET.C0M INC whose registered office is at One
Rockfeller
Plaza, Suite 1600, New York 10020 (the "Lender").

            NOW IT IS HEREBY AGREED as follows:

       1.1     In this Agreement:

       "Acquisition Agreement" means the Agreement executed by way of exchange of a contract proposal dated 18' of January 2000 and the subsequent acceptance dated 24' of January 2000 made between the Lender and certain other parties concerning acquisition by the Lender of shares in the Borrower;

       "Prime Rate" means the Prime rate from time to time published by Chase Manhattan Bank NA;

       "Closing" means the day on which the transfer of the shares of Systeam S.p.A. to CI4Net.com Inc. will be executed"Event of Default" means any of those events specified in Clause 14;

       "Exit Event" means either (i) the sale of the issued share capital of the Borrower to a third party or parties acting in concert or (ii) the listing of any shares in the Borrower on a recognised stock

"Facility" means the dollar loan facility granted to the Borrower in this Agreement, as defined in Clause 2;

       "Group" means the Borrower and its subsidiaries;

       "Interest Period" means, save as otherwise provided herein, any of those periods mentioned in Clause 5;

           I
       "Loan" means the aggregate principal amount for the time being outstanding hereunder;

       "Margin" means 3 per cent. per annum;

       "Potential Event of Default" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of
- Default; and



    "Repayment Date" means the earlier of the fourth anniversary of this Agreement or the occurrence of an Exit Event.

       LOANSNG.06
        1.2    Any reference in this Agreement to:

        the "Lender" shall be construed so as to include its and any subsequent successors and assigns in accordance with their respective interests;

       a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which Lenders are generally open for business in New York and Rome; a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

        an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

        a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such
- period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

       a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

       "repay'' (or any derivative form thereof) shall, subject to any contrary indication, be construed to include
       "prepay" (or, as the case may be, the corresponding derivative form thereof);

       a "Schedule" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

       a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

  (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;
  (ii) more' than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

       LOA,NSNG.06
(iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "wholly=owned subsidiary' of a company or corporation globally construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3    "$" and "dollar" denote lawful currency of the United
States of America.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

this Agreement or-any-other--agreement-or document shall be construed-as-a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

a statute shall be construed as a reference to such statute as :he same may have been, or may from time to time be, amended or re-enacted; and

(iii)   a time of day shall be construed as a reference to New
York time.

1.5 Clause and Schedule headings are for ease of reference only.

2.           The Facility

The Lender grants to the Borrower, upon the terms and subject to the conditions hereof, a loan facility in an aggregate amount of up to $1,000,000.

3.              Purpose


3.1 The Facility is intended for general corporate and working capital purpose of the Borrower and the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of the general corporate financing requirements set out in the Schedules to the Business Plan .

3.2 Without prejudice to the obligations of the Borrower hereunder, the Lender shall not be obliged to concern itself with the application of amounts raised by the Borrower hereunder.

4.      Availability of the Facility

The Lender will, subject to Clause 4, remit the Facility to the Borrower no later than seven days from the Closing (or if such day is not a business day, on the next following business day).

5.      Interest Periods

The period for which the Loan is outstanding shall be divided into successive
Interest Periods each with a duration of three months.
The first Interest Period shall start from the date on which the Facility has been made available to the Borrower

6.      Interest

6.1 On the last day of each Interest Period the Borrower shall pay the interest accrued on the Loan for the relevant Interest Period.

6.2 The rate of interest applicable to the Loan from time to time during an
Interest Period relating thereto shall be the rate per annum which is the sum of the Margin and the Prime Rate applied on a daily basis during such
Interest Period.

7.               Repayment

The Borrower shall repay the Loan on the Repayment Date.

8.               Prepayment

8.1 The Borrower may, if it has given to the Lender not less than thirty days prior notice to that effect, prepay without penalty the whole or any part of the Loan (being an amount or integral multiple of $100,000) on the last day of any Interest Period.

8.2 Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 8.1 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the
Borrower to make such prepayment on such date.

8.3 The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to re-borrow any amount repaid.

   9.     Taxes

9.1 All payments to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains
(free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2 Without prejudice to the provisions of. Clause 10.1, if the Lender is required to make any payment on account of tax (not being a tax imposed on the income of the Lender by the jurisdiction in which it is incorporated) or otherwise on or in relation to any sum received or receivable by it hereunder
(including, without limitation, any sum received or receivable under this
Clause 10) or any liability in respect of any such payment is asserted, imposed levied or assessed against the Lender, the Borrower shall, upon demand of the
Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

 9.3    If the Lender intends to make a claim pursuant to Clause
10, it shall
notify the Borrower of the event by reason of which it is entitled to make such claim Provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.

        10.    Tax Receipts

        -------10.1---If,- at any time; the Borrower-is-required-by-law-to-make-any deduction- or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the
        Lender.

       i0 .2 If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law
       and
       shall deliver to the Lender, promptly upon receipt of the same, an original receipt (or a certified copy
       thereof) issued by such authority evidencing the payment to such authority of all amounts so required
       to be deducted or withheld in respect of such payment.

        11.    Increased Costs

        11.1 If, by reason of any change in law or in its interpretation or administration:

            (a) there is any increase in the cost to the Lender of funding or maintaining all or any of

            II

                 the advances comprised in a class of advances formed by or including the
                 Advances;
                 or "

            i


            LOANSNG.06 t
             (b) the Lender becomes liable to make any payment on account of tax or otherwise
             (not
                  being a tax imposed on the net income of the Lender by the jurisdiction in which it is
                  incorporated) on or calculated by reference to the amount of the Advances and/or to
                  any sum received or receivable by it hereunder,

        then the Borrower shall, from time to time on demand of the Lender, promptly pay to the Lender amounts sufficient to indemnify it or any such holding company against, as the case may be,
(1) such
        increased cost (or such proportion of such increased cost as is, in the opinion of the Lender, attributable to its funding or maintaining Advances) or
(2) such liability.

        11.2 If the Lender intends to make a claim pursuant to Clause 11.1, it shall notify the Borrower of the event by reason of which it is entitled to do so Provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.

        12.    Representations

             The Borrower represents that:

                 (i) it is a corporation duly organised under the laws of Italy with power to enter
                       into this Agreement and to exercise its
rights and perform its obligations
                       hereunder and all corporate and other
action required to authorise its
- execution of this Agreement and its performance of its obligations hereunder has been duly taken;

                 (ii) under the laws of Italy in force at the date hereof, the claims of the
                 Lender
   against the Borrower under this Agreement will rank at least pari passu
with
   the claims of all its other unsecured creditors save those whose claims are
-_--_------------------------------preferred solely
by-any-bankruptcy-;-insolvency; liquidation
or-other--similar---
'                  laws of general application;
   (iii) in any proceedings taken in its jurisdiction of incorporation in relation to this
                      Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

                (iv) all acts, conditions and things required to be done, fulfilled and performed in
                      order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations
expressed to be assumed by it in
                      this
                      Agreement and (b) to ensure that the
obligations expressed to be assumed
                      by
                      it in this Agreement are legal, valid and binding;

                (v) it has not taken any corporate action nor have any other steps been taken
                or
                      legal proceedings been started or (to the best its knowledge and belief)
 . threatened against the Borrower for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver,
trustee or similar officer of it or of
                      any
' or all of its assets or revenues;

       LOANSNG.06

                (vi)     it is not in breach of or in default
under any agreement to which it is a
                party
                       or which is binding on it or any of its
assets to an extent or in a manner
                       which might have a material adverse effect on the business or financial condition of the Group;

                (vii)    no action or administrative proceeding
of or before any court or agency
                      which might have a material adverse effect on the business or financial condition of the Borrower has been started or threatened;

               (viii) all of the written information supplied by the Borrower to the Lender in connection herewith is true, complete and
accurate in all material respects
                      and
                      it is not aware of any material facts or
circumstances that have not been
                      disclosed to the Lender and which might, if
disclosed, adversely affect the
                      decision of a person considering whether or
not to provide finance to the
_CN_\--_________-__-_    -
Borrower;
  (ix) save as permitted hereunder, no encumbrance exists over all or any of the present or future revenues or assets of the Borrower;

                 (x) the execution by the Borrower of this Agreement and the Borrower's exercise
                      of its rights and performance of its
obligations hereunder or thereunder
                      will
                      not result in the existence of nor oblige the Borrower to create any encumbrance over all or any of its present or future revenues or assets;

                (xi)     the execution by the Borrower of this
Agreement and the Debenture and
                the
                      Borrower's exercise of its rights and
performance of its obligations
                      hereunder
                      or thereunder do not and will not:

   (a)                 conflict with any agreement, mortgage,
bond or other instrument or
----- ---------- ----------------------
treaty to- which such party-is
-a-party-or-which-is--binding-upon-it-
or--------
  (,y~'                    any of its assets;
   (b)                 conflict with the such party's
constitutional documents and rules and
                           regulations; or

                      (c)     conflict with any applicable law,
regulation or official or judicial
                           order.

        13.    Covenants

       13.1    The Borrower shall:

          (i) obtain, comply with the terms of and do all that is necessary to maintain in
 .                  full force and effect all authorisations,
approvals, licences and consents
                   required in or by the laws and regulations of
its jurisdiction of
incorporation
                   to enable it lawfully to enter into and
perform its obligations under this
'                  Agreement or to ensure the legality, validity,
enforceability or admissibility
  LOANSNG.06       in evidence in its jurisdiction of
incorporation of this Agreement;
  (ii) maintain insurances on and in relation to its business and assets with
- reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on
                      by the Group;

                (iii)    after the delivery of any Notice of
Drawdown and before the proposed
                      making of the Advance requested therein, notify the Lender of the occurrence
                      of any event which results in or may
reasonably be expected to result in
                      any
                      of the representations contained in Clause
12 being untrue in any material
                      respect at or before the time of the
proposed making of such Advance;

                (iv)     promptly inform the Lender of the
occurrence of any Event of Default or
                      Potential Event of Default and, upon
receipt of a written request to that
                      effect
 - -               from the Lender, confii=iri to the Lender-
that, save as previously
 notified to --------
                      the Lender or as notified in such
confirmation, no Event of Default or
                      Potential Event of Default has occurred;
and

                (v) ensure that at all times the claims of the Lender against it under this
                      Agreement rank at least pari passu with the claims of all its other unsecured
                      creditors save those whose claims are
preferred by any bankruptcy,
                      insolvency, liquidation or other similar laws of general application.

       13.2 No member of the Group shall , without the prior written consent of the Lender:

                      pay, make or declare any dividend or other distribution in respect of any financial year;

                (ii)    create or permit to subsist any
encumbrance over all or any of its present
                or
- ---------------- - -----------future revenues or--assets other-
than an
encumbrance-which-has-been-disclosed--
-
                      in writing to the Lender prior to the
execution hereof and secures only
                      indebtedness outstanding at the date
hereof;

                (iii) make any loans, grant any credit (save in the ordinary course of business)
                or
                      give any guarantee or indemnity (except as required heir eby) to or for the benefit of any person or otherwise
voluntarily assume any liability, whether
                      actual or contingent, in respect of any
obligation of any other person;

                      (iv) (other than pursuant to the Option
Scheme (as defined in the Acquisition
                      Agreement) issue any further shares or
alter any rights attaching to its issued
                      shares in existence at the date hereof; or

                 (v) (disregarding sales of stock in trade in the ordinary course of business) sell, lease, transfer or otherwise dispose of, by one or more transactions or series
                      of transactions (whether related or not), the whole or any part of its revenues
                      or its assets.

       LOANSNG.06

                                      0

        14.    Events of Default
 .  14.1   If:
               (i) the Borrower shall fail to pay, within three business days of the due date, any sum due from it hereunder at the time, in the currency and in the manner specified herein; or

                 (ii)    any representation or statement made by
the Borrower in this Agreement
                 or
                       in any notice or other document,
certificate or statement delivered by it
                       pursuant hereto or in connection herewith is or proves to have been misleading or materially incorrect when
made; or

                (iii)    the Borrower fails duly to perform or
comply with any other obligation
                       expressed to be assumed by it in this
Agreement and such failure, if
                       capable
                       of remedy, is not remedied within fourteen days after the Lender has given
                       notice thereof to such party; or

                (iv) any material indebtedness of any member of the Group is not paid when due
                       or is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or
creditors of the any member of the
- Group become entitled to declare any indebtedness of the such party due and payable prior to its specified maturity; or

                 (v) any member of the Group is unable to pay its debts as they fall due, commences negotiations with any one or more
of its creditors with a
                      view to
                      the general readjustment or rescheduling of
its indebtedness or makes a
-- -- -----------------------general assignment- for- the benefit of or a composition with-its-creditors;-or  -
  --

                (vi)     any member of the Group takes any
corporate action or other steps are
                taken
                      or legal proceedings are started for its winding-up, dissolution, administration
                      or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

               (iiiii)   any execution or distress is levied
against, or an encumbrancer takes
                      possession of the whole or any part of, the property, undertaking or assets of
                      any member of the Group; or

               (viii)    by or under the authority of any
government, (a) the management of any
                      member of the Group is wholly or partially displaced or the authority of any
                      member of the Group in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Borrower or the
                      whole or any part (the book value of which is twenty per cent. or more of the
                      book value of the whole) of the revenues or assets of the Group is seized, ' nationalised, expropriated or compulsorily acquired; or

       LOANSNG.06

                (ix)     (except as may result from a sale or
sales by the Lender) at least 66`0 of
                the
                      issued share capital of the Borrower shall cease to be beneficially owned by
                      the Lender; or

 . (x)              any member of the Group ceases to carry on the
business it carries on at
the
                      date hereof or enters into any new
business; or

                (xi)     the Borrower repudiates this Agreement
or does or causes to be done any
                act
                      or thing evidencing an intention to
repudiate this Agreement; or

                (xii) at any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable the
Borrower lawfully to enter into,
                      exercise
                      its rights under and perform the
obligations expressed to be assumed by it
                      in
                      this Agreement, (b) to ensure that the
obligations expressed to be
                      assumed by
   _                  the Borrower in this ~gr:eerrient ate
legal-valid-aiid binding-or (c) to make
   ---
,_ this Agreement admissible in evidence in Italy is not done, fulfilled or performed; or

               (xiii)    at any time it is or becomes unlawful
for the Borrower to perform or
               comply
                      with any or all of its obligations
hereunder or any of the obligations of the
                      Borrower hereunder or thereunder are not or cease to be legal, valid and binding; or

               (xiv)     any circumstances arise which in the
reasonable opinion of the Lender
                      constitute a material adverse change in the business, assets or financial condition of the Borrower;

       then, and in any such case and at any time thereafter, the Lender, in accordance with art.
1186 of the
       Italian Civil Code, may by written notice to the Borrower declare the Loan to be immediately due
       - ----- --and payable (whereupon the same shall become so payable together-with accrued interest thereon and--any other sums then owed by the Borrower hereunder)

       14.2 If, pursuant to Clause 14.1, the Lender declares the Loan to be due and payable on demand of the
       Lender, then, and at any time thereafter, the Lender may by written notice to the Borrower:
call for
       repayment of the Loan on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

       15.    Default Interest and Indemnity

       15.1 If any sum due and payable by the Borrower hereunder is not paid on the due date or if any sum due and payable by the Borrower under any judgement of any court in connection herewith is not paid on the date of such judgement, (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") the unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent, the Margin and the Prime Rate from time to time applicable thereto.

       LOANSNG.06 .
       15.2 The Borrower undertakes to indemnify the Lender against any cost, claim, loss, expense
(including
       legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement.

        16.    Payments

        16.1 On each date on which this Agreement requires an amount denominated in dollars to be paid by the Borrower, the Borrower shall make the same available to the Lender by payment in dollars and in immediately available, freely transferable, cleared funds to the Lender's account number to be advised by the lender, New York (or such other account or bank as the Lender may have specified for this purpose).

        16.2 - ---All payments required to be iriade by the Borrower heieunder shall be calculated without
        reference to any set-off or counterclaim and shall be made free and clear of and without any deduction
        for or on account of any set-off or counterclaim.

        17.    Set-Off

       The Borrower authorises the Lender to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Lender in satisfaction of any sum due and payable from the
       Borrower to the Lender hereunder but unpaid; for this purpose, the Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lender shall not be obliged to exercise any right given to it by this
       Clause 17

       18.    Costs and

       18.1 The Borrower shall, from time to time on demand of the Lender, reimburse the Lender for all costs and expenses (including legal fees) together with any IVA thereon incurred in or in connection with the preservation and/or enforcement of any of its rights under this Agreement.

       18.2 The Borrower shall pay all stamp, registration and other taxes to which this Agreement or any judgement given in connection herewith is or at any time may be subject and shall, from time to time on demand, indemnify the Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

       19.     Benefit of Agreement

       This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

     20. Assignments


     20.1 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

     20.2 The Lender may at any time assign all or any of its rights and benefits hereunder.

     21.     Calculations and Evidence of Debt

     21.1 Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days.

     21.2 The Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

     22.     Remedies and Waivers

     No failure by the Lender to exercise, nor any delay by the Lender in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


         I

     23.     Partial Invalidity

     If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall- in any way be affected- or impaired thereby:

     24.     Notices

     24.1 Each communication to be made hereunder shall be made in writing but; unless otherwise stated, may be made by telex or letter.

     24.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the one specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered at the opening of business on the business day following the date of despatch
(in the case of any communication made by telefax) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered by the Borrower to the Lender shall be effective only when received by the Lender and then only if the same is expressly marked for the attention of the department or officer identified with the
Lender's signature below (or such other department or officer as the Lender shall from time to time specify for this purpose).

THE FIRST SCHEDULE

Condition Precedent Documents

a copy, certified a true copy by a duly authorised of its [constitutional documents];

(ii) a copy, certified a true copy by a duly authorised of a Board Resolution of the Borrower approving the performance of this Agreement and the Debentl conditions hereof and thereof and authorising a nan sign this Agreement and any documents to be del pursuant hereto;

(iii) a certificate of a duly authorised officer of the BorroN and signatures of the persons authorised to sign, on this Agreement, the Debenture and any documents Borrower pursuant hereto or thereto; and

(iv)   the Debenture to be executed by the Borrower.




The Borrower

SYSTEAM Sp,
By:

Address:            Via de

The Lender


                             THE SECOND SCHEDULE

                               Notice of Drawdown

       From: Systeam SpA
       To:    [     ]

       Dated:

       Dear Sirs,

       1.     We refer to the agreement (the "Facility
Agreement") dated [], 199[ ] and made between ourselves as borrower,
[ ] as guarantor and yourselves as lender. Terms defined in the -Facility Agreement shall have the sairie irieanirig-in this notice.

       2. We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed Advance], we wish to borrow an Advance in the amount of GBP[ ] upon the terms and subject to the conditions contained therein.

       3. We confirm that, at the date hereof, the representations set out in Clause 14 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

       4.     We confirm that the Advance is to provide working
capital for the month of [   ] in
         excess of that set out in the Business Plan.
       5. The proceeds of this drawdown should be credited to [insert account details].

                                 Yours faithfully

                               for and on behalf of
                               Systeam SpA

       * Insert only if there are no outstanding Advances.


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LOANSNG.06